ATSG Reports Strong Second Quarter 2022 Results
Delivers 24% Top-line Growth, Driven by Continued Strength in Freighter Leasing
Reaffirms 2022 Adjusted EBITDA Guidance

WILMINGTON, OH, August 4, 2022 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body aircraft leasing, contracted air transportation, and related services, today reported consolidated financial results for the second quarter and six months ended June 30, 2022.
ATSG's second quarter 2022 results, as compared with the second quarter 2021, include:

Second Quarter 2022 Results
•Revenues of $510 million, up 24%
•GAAP Earnings of $54 million, or $0.73 per share basic, down from $80 million, or $1.17. Second quarter 2021 results included $38 million pretax in government grants representing pandemic relief for ATSG’s passenger airline, $30 million in incremental pretax gains primarily related to warrant revaluations.
•Adjusted Earnings Per Share* of $0.59, versus $0.35 a year ago. Amounts exclude, among other items, government grant and warrant revaluation gains. Results for each year reflect additional shares for a change in GAAP presentation related to convertible notes
•Adjusted Pretax Earnings* of $67 million, up 80%
•Adjusted EBITDA* of $158 million, up 23%
•Operating Cash Flow of $125 million, versus $183 million for the year ago quarter ended June 30. Also, Adjusted Free Cash Flow* of $72 million, versus $123 million for the year ago quarter, reflecting higher customer receivables.

Rich Corrado, president and chief executive officer of ATSG, said, "Leasing converted midsize freighter aircraft and flying them in express-package networks remained a powerful and resilient driver of our strong cash flow in the second quarter. CAM, our aircraft lessor, again fueled our adjusted earnings momentum, with nine more Boeing 767 freighters leased to third-party customers than a year ago. Our cargo airlines continue to fly more hours, using both freighters that CAM owns plus others that customers have assigned to them. Inflation-driven increases in employee costs, contracted labor, crew travel and other costs are affecting our ACMI Services results and we are taking steps to mitigate the impact where we can."

* Adjusted Earnings Per Share, Adjusted Pretax Earnings, Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures and are defined and reconciled to GAAP measures at the end of this release.

Segment Results

CAM
•External leases of nine more Boeing 767s since June 2021 contributed to CAM’s 24 percent second-quarter revenue gain. CAM also realized more 2022 revenues from new pay-by-cycle engine support services with several lessees of its 767-200 freighters. Aircraft leasing and related revenues from external customers were up 21 percent.
•CAM’s second-quarter pretax earnings increased 76 percent to $39.6 million versus the prior-year quarter. Allocated interest decreased $3 million and depreciation increased $6 million.

•Eighty-nine CAM-owned 767 freighter aircraft were leased to external customers as of June 30, 2022. CAM expects to lease six more freighters in the second half, including four 767s and two Airbus A321-200s.
•CAM purchased five 767-300 and four A321-200 passenger aircraft during the first half for conversion to freighters. One CAM-owned 767-300 passenger aircraft was removed from service with Omni Air and scheduled for freighter conversion. Nineteen CAM-owned aircraft were in or awaiting conversion to freighters as of June 30, 2022, consisting of fourteen 767-300s and five A321s.

ACMI Services
•Second-quarter revenues increased 27 percent to $347 million. Block hours for ATSG's airlines reflected sharply higher passenger flying and the benefit of four more CAM-leased freighters in CMI service than a year ago, plus four more 767 freighters provided by customers for our airlines to operate.
•Second-quarter flight schedules were up from a year ago, particularly for passenger charter operations. Revenue block hours increased nine percent overall, including a 13 percent increase for passenger and combi flying and a 7 percent increase for cargo aircraft.
•Pretax segment earnings decreased $23 million to $22 million for the quarter. Prior-year results included $38 million from government grants awarded to offset pandemic effects on Omni Air’s passenger operations.
•Excluding the government grants, segment earnings more than tripled from a year ago.
•Second-quarter results were affected by additional costs for crew coverage and inflation-driven increases in operating costs, including crew travel, fuel costs for positioning aircraft, and labor costs, including contracted worker costs.

2022 Outlook
ATSG continues to project a record $640 million in Adjusted EBITDA for 2022, up nearly $100 million from 2021. Our 2022 Adjusted EBITDA forecast assumes:
•The addition of ten dry leases of converted freighters for the year, including eight 767-300s and two A321-200 aircraft.
•Seven more 767 freighters that our airlines will operate under CMI arrangements that the aircraft’s owners or lessees have assigned to our airlines.
•Mitigation of some inflation-driven cost increases in ACMI Services and rate increases for military passenger operations beginning in the fourth quarter.
•Full restoration of ATI’s global combi service to all remote U.S. military facilities it served before the pandemic, including a major route scheduled to resume in the fourth quarter.

ATSG has raised its capital spending projection for 2022 by $35 million to $625 million, including $205 million in sustaining capex and $420 million for growth. The increase in growth capex reflects payments in the second half of 2022 to acquire feedstock aircraft previously scheduled to be purchased in 2023. 2022 growth capex will be funded primarily by the strong Adjusted Free Cash Flow ATSG will generate this year.
CAM has completed the first four of its projected eight 767-300 leases this year. ATSG’s cargo airlines continue to add customers’ aircraft to its freighter fleet. Those aircraft, along with expanded peak flying, are expected to boost air delivery revenues and earnings in the second half of the year.
Corrado said that Omni Air’s revenues and flights for the U.S. military remain at high levels and ATSG’s passenger business is expected to deliver solid results in the second half.
“Despite persistent inflation, we expect to reach our financial targets for 2022, as demand for our express-package network assets and flight operations remains high. E-commerce shopping habits, now well ingrained and reinforced by often lower online prices, will continue to drive express-package delivery networks that assure rapid, reliable delivery. That trend, in turn, will drive growth in ATSG’s cash flow through the current economic cycle and beyond," he said.
Corrado noted that ATSG expects to lease a record eighteen freighters in 2023, including fourteen 767s and four A321s.
“The majority of those orders are backed by customer deposits, and nearly all are from existing customers, giving us great confidence about growth in our core leasing returns over the next 18 months,” he said. “Beyond that, we have customer orders for twenty Airbus A330s we will start to acquire and convert next year, with deliveries beginning in 2024. Our existing lease portfolio and order book translate into a compelling growth story for ATSG in the coming years."

Non-GAAP Financial Measures
This release, including the attached tables, contains non-GAAP financial measures that management uses to evaluate historical results and project future results. Management believes that these non-GAAP measures assist in highlighting operational trends, facilitating period-over-period comparisons, and providing additional clarity about events and trends affecting core operating performance. Disclosing these non-GAAP measures provides insight to investors about additional metrics that management uses to evaluate past performance and prospects for future performance. Non-GAAP measures should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP.
The historical non-GAAP financial measures included in this release are reconciled to GAAP earnings in tables included later in this release. The Company does not provide a reconciliation of projected Adjusted EBITDA because it is unable to predict with reasonable accuracy the value of certain adjustments. Certain adjustments can be significantly impacted by the re-measurements of financial instruments including stock warrants issued to a customer. The Company’s earnings on a GAAP basis and the non-GAAP adjustments for gains and losses resulting from the re-measurement of stock warrants, will depend on the future prices of ATSG stock, interest rates, and other assumptions which are highly uncertain.

Conference Call
ATSG will host an investor conference call on Friday, August 5, 2022, at 10 a.m. Eastern time to review its financial results for the second quarter of 2022. Participants must register in advance to receive a number and PIN to connect by phone, using a link provided on our website, atsginc.com/investors. A separate link will offer access to a live, listen-only webcast of the call. The webcast will remain available for replay via the same site for 30 days.

About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, passenger ACMI and charter services, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Airborne Maintenance and Engineering Services, Inc., including its subsidiary, Pemco World Air Services, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Omni Air International, LLC. For more information, please see www.atsginc.com.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause Air Transport Services Group, Inc.'s ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. Such factors include, but are not limited to: (i) the extent to which changes in market conditions impact the number, timing, and scheduled routes of aircraft deployments to new and existing customers; (ii) the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration, which may be impacted by global supply chain disruptions; (iii) our operating airlines' ability to maintain on-time service and control costs; (iv) our ability to remain in compliance with key agreements with customers, lenders and government agencies; (v) persistent elevated rates of inflation and changes in general economic and/or industry-specific conditions such as higher labor costs, increases in interest rates, an economic recession, and downturns in customer business cycles; (vi) the impact arising from COVID-19 outbreaks, including the emergence of COVID-19 variants; (vii) mark-to-market changes on certain financial instruments; and (viii) other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. Except as may be required by applicable law, ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:
Quint Turner, ATSG Inc. Chief Financial Officer
937-366-2303

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
REVENUES	$509,668	$409,872	$995,528	$785,960

OPERATING EXPENSES
Salaries, wages and benefits	162,797	141,524	324,559	283,540
Depreciation and amortization	81,372	75,633	163,443	146,684
Maintenance, materials and repairs	39,407	45,913	75,116	87,920
Fuel	73,102	36,592	133,460	67,034
Contracted ground and aviation services	20,153	18,794	38,484	33,597
Travel	28,480	18,501	52,679	36,905
Landing and ramp	4,085	3,026	8,663	6,135
Rent	7,068	5,726	13,731	11,594
Insurance	2,326	3,068	4,878	6,204
Other operating expenses	20,361	14,750	40,204	31,173
Government grants	—	(38,274)	—	(66,304)
	439,151	325,253	855,217	644,482

OPERATING INCOME	70,517	84,619	140,311	141,478
OTHER INCOME (EXPENSE)
Interest income	15	9	24	28
Non-service component of retiree benefit credits	5,388	4,456	10,776	8,913
Debt issuance costs	—	(6,505)	—	(6,505)
Net gain on financial instruments	6,011	35,703	8,707	45,175
Losses from non-consolidated affiliates	(3,220)	965	(4,623)	(218)
Interest expense	(9,461)	(15,021)	(20,860)	(29,543)
	(1,267)	19,607	(5,976)	17,850

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	69,250	104,226	134,335	159,328
INCOME TAX EXPENSE	(15,040)	(24,357)	(30,329)	(37,169)

EARNINGS FROM CONTINUING OPERATIONS	54,210	79,869	104,006	122,159

EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAX	882	65	882	65
NET EARNINGS	$55,092	$79,934	$104,888	$122,224

EARNINGS PER SHARE - CONTINUING OPERATIONS
Basic	$0.73	$1.17	$1.41	$1.91
Diluted	$0.61	$0.74	$1.18	$1.23

WEIGHTED AVERAGE SHARES - CONTINUING OPERATIONS
Basic	73,980	68,206	73,934	63,851
Diluted	89,449	72,964	89,098	73,849

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$47,151	$69,496
Accounts receivable, net of allowance of $902 in 2022 and $742 in 2021	260,260	205,399
Inventory	54,005	49,204
Prepaid supplies and other	28,157	28,742
TOTAL CURRENT ASSETS	389,573	352,841

Property and equipment, net	2,270,656	2,129,934
Customer incentive	91,293	102,913
Goodwill and acquired intangibles	498,073	505,125
Operating lease assets	64,155	62,644
Other assets	145,800	113,878
TOTAL ASSETS	$3,459,550	$3,267,335

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$194,951	$174,237
Accrued salaries, wages and benefits	62,538	56,652
Accrued expenses	11,423	14,950
Current portion of debt obligations	634	628
Current portion of lease obligations	20,497	18,783
Unearned revenue and grants	38,293	47,381
TOTAL CURRENT LIABILITIES	328,336	312,631
Long term debt	1,358,842	1,298,735
Stock warrant obligations	851	915
Post-retirement obligations	20,375	21,337
Long term lease obligations	44,305	44,387
Other liabilities	53,596	49,662
Deferred income taxes	241,752	217,291

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 150,000,000 shares authorized; 74,369,138 and 74,142,183 shares issued and outstanding in 2022 and 2021, respectively	744	741
Additional paid-in capital	1,037,139	1,074,286
Retained earnings	435,189	309,430
Accumulated other comprehensive loss	(61,579)	(62,080)
TOTAL STOCKHOLDERS’ EQUITY	1,411,493	1,322,377
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,459,550	$3,267,335

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED SUMMARY OF CASH FLOWS
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

OPERATING CASH FLOWS	$124,541	$182,744	$250,209	$307,191

INVESTING ACTIVITIES:
Aircraft acquisitions and freighter conversions	(133,378)	(115,402)	(205,293)	(200,104)
Planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment	(52,580)	(59,406)	(88,917)	(100,145)
Proceeds from property and equipment	78	680	154	724
Investments in businesses	(16,545)	(785)	(16,545)	(2,482)
TOTAL INVESTING CASH FLOWS	(202,425)	(174,913)	(310,601)	(302,007)

FINANCING ACTIVITIES:
Principal payments on debt	(205,210)	(1,601,854)	(295,310)	(1,725,919)
Proceeds from borrowings	410,000	1,290,600	450,000	1,430,600
Repurchase of senior unsecured notes	(115,204)	—	(115,204)	—
Proceeds from senior unsecured bond issuance	—	207,400	—	207,400
Payments for financing costs	—	(2,655)	—	(2,806)
Proceeds from issuance of warrants	—	131,967	—	131,967
Taxes paid for conversion of employee awards	(89)	(39)	(1,439)	(1,236)
TOTAL FINANCING CASH FLOWS	89,497	25,419	38,047	40,006

NET INCREASE (DECREASE) IN CASH	$11,613	$33,250	$(22,345)	$45,190

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	$35,538	$51,659	$69,496	$39,719
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$47,151	$84,909	$47,151	$84,909

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRETAX EARNINGS AND ADJUSTED PRETAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues
CAM
Aircraft leasing and related revenues	$114,703	$93,624	$226,638	$181,853
Lease incentive amortization	(5,029)	(5,030)	(10,059)	(9,982)
Total CAM	109,674	88,594	216,579	171,871
ACMI Services	347,498	273,301	677,588	520,432
Other Activities	107,879	97,236	210,414	190,934
Total Revenues	565,051	459,131	1,104,581	883,237
Eliminate internal revenues	(55,383)	(49,259)	(109,053)	(97,277)
Customer Revenues	$509,668	$409,872	$995,528	$785,960

Pretax Earnings (Loss) from Continuing Operations
CAM, inclusive of interest expense	39,617	22,554	74,612	44,016
ACMI Services, inclusive of government grants and interest expense	21,837	44,762	44,002	66,021
Other Activities	191	3,161	1,742	3,550
Net, unallocated interest expense	(574)	(870)	(881)	(1,624)
Non-service components of retiree benefit credit	5,388	4,456	10,776	8,913
Debt issuance costs	—	(6,505)	—	(6,505)
Net gain on financial instruments	6,011	35,703	8,707	45,175
Loss from non-consolidated affiliates	(3,220)	965	(4,623)	(218)
Earnings from Continuing Operations before Income Taxes (GAAP)	$69,250	$104,226	$134,335	$159,328

Adjustments to Pretax Earnings
Add customer incentive amortization	5,822	5,798	11,620	11,497
Less government grants	—	(38,274)	—	(66,304)
Less non-service components of retiree benefit credit	(5,388)	(4,456)	(10,776)	(8,913)
Add debt issuance costs	—	6,505	—	6,505
Less net gain on financial instruments	(6,011)	(35,703)	(8,707)	(45,175)
Add loss from non-consolidated affiliates	3,220	(965)	4,623	218
Adjusted Pretax Earnings (non-GAAP)	$66,893	$37,131	$131,095	$57,156
Adjusted Pretax Earnings excludes certain items included in GAAP based pretax earnings (loss) from continuing operations because they are distinctly different in their predictability among periods or not closely related to our operations. Presenting this measure provides investors with a comparative metric of fundamental operations, while highlighting changes to certain items among periods.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Earnings from Continuing Operations Before Income Taxes	$69,250	$104,226	$134,335	$159,328
Interest Income	(15)	(9)	(24)	(28)
Interest Expense	9,461	15,021	20,860	29,543
Depreciation and Amortization	81,372	75,633	163,443	146,684
EBITDA from Continuing Operations (non-GAAP)	$160,068	$194,871	$318,614	$335,527
Add customer incentive amortization	5,822	5,798	11,620	11,497
Less government grants	—	(38,274)	—	(66,304)
Add non-service components of retiree benefit credits	(5,388)	(4,456)	(10,776)	(8,913)
Less debt issuance costs	—	6,505	—	6,505
Less net gain on financial instruments	(6,011)	(35,703)	(8,707)	(45,175)
Add loss from non-consolidated affiliates	3,220	(965)	4,623	218

Adjusted EBITDA (non-GAAP)	$157,711	$127,776	$315,374	$233,355

Management uses Adjusted EBITDA to assess the performance of its operating results among periods. It is a metric that facilitates the comparison of financial results of underlying operations. Additionally, these non-GAAP adjustments are similar to the adjustments used by lenders in the Company’s senior secured credit facility to assess financial performance and determine the cost of borrowed funds. The adjustments also remove the non-service cost components of retiree benefit plans because they are not closely related to ongoing operating activities. The adjustments also excluded the recognition of government grants from adjusted earnings to improve comparability between periods. Management presents EBITDA from Continuing Operations, a commonly referenced metric, as a subtotal toward computing Adjusted EBITDA.

EBITDA from Continuing Operations is defined as Earnings (Loss) from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA is defined as EBITDA from Continuing Operations less financial instrument revaluation gains or losses, non-service components of retiree benefit costs including pension plan settlements, amortization of warrant-based customer incentive costs recorded in revenue, recognition of government grants, charge off of debt issuance costs upon debt restructuring and costs from non-consolidated affiliates.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED FREE CASH FLOW
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Six Months Ended		Twelve Months Ended
	June 30,		June 30,		June 30,
	2022	2021	2022	2021	2022

OPERATING CASH FLOWS (GAAP)	$124,541	$182,744	$250,209	$307,191	$526,575
Sustaining capital expenditures	(52,580)	(59,406)	(88,917)	(100,145)	(171,876)

ADJUSTED FREE CASH FLOW (Non-GAAP)	$71,961	$123,338	$161,292	$207,046	$354,699

Sustaining capital expenditures includes cash outflows for planned aircraft maintenance, engine overhauls, information systems and other non-aircraft additions to property and equipment. It does not include expenditures for aircraft acquisitions and related passenger-to-freighter conversion costs.

Cash receipts from government payroll support programs, which are included in operating cash flows, were $0 and $83.0 million for the six month periods ended June 30, 2022 and 2021, respectively. Cash receipts from government payroll support programs were $0 for the twelve months ended June 30, 2022.

Adjusted Free Cash Flow (non-GAAP) includes cash flow from operations net of expenditures for planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment. Management believes that adjusting GAAP operating cash flows is useful to evaluate the company's ability to generate cash for growth initiatives, debt service, cash returns for shareholders or other discretionary allocations of capital.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended				Six Months Ended
	June 30, 2022		June 30, 2021		June 30, 2022		June 30, 2021
	$	$ Per Share	$	$ Per Share	$	$ Per Share	$	$ Per Share

Earnings from Continuing Operations - basic (GAAP)	$54,210		$79,869		$104,006		$122,159
Gain from warrant revaluation, net of tax[1]	(107)		(25,816)		(50)		(31,171)
Convertible notes interest charges, net of tax[2]	762		—		1,522		—
Earnings from Continuing Operations - diluted (GAAP)	54,865	0.61	54,053	0.74	105,478	1.18	90,988	1.23
Adjustments to remove the following, net of tax
Customer incentive amortization[3]	4,493	0.05	4,475	0.06	8,968	0.10	8,873	0.12
Government grants[4]	—	—	(29,539)	(0.40)	—	—	(51,172)	(0.69)
Non-service component of retiree benefits[5]	(4,158)	(0.05)	(3,439)	(0.05)	(8,316)	(0.09)	(6,879)	(0.09)
Derivative and warrant revaluation[6]	(4,533)	(0.05)	(1,738)	(0.05)	(6,671)	(0.07)	(3,694)	(0.15)
Loss from affiliates[7]	2,485	0.03	(745)	(0.01)	3,568	0.04	168	—
Debt issuance costs [8]	—	—	5,020	0.07	—	—	5,020	0.07
Convertible debt interest charges (prior period), net of tax[2]	—	—	2,339	(0.01)	—	—	4,663	0.06
Adjusted Earnings from Continuing Operations (non-GAAP)	$53,152	$0.59	$30,426	$0.35	$103,027	$1.16	$47,967	$0.55

	Shares		Shares		Shares		Shares
Weighted Average Shares - diluted (GAAP)	89,449		72,964		89,098		73,849
Additional shares - warrants[1]	—		6,380		—		5,839
Additional shares - convertible notes[2]	—		8,111		—		8,111
Adjusted Shares (non-GAAP)	89,449		87,455		89,098		87,799

This presentation does not give effect to convertible note hedges the Company purchased having the same number of the Company's common shares, 8.1 million shares, and the same strike price of $31.90, that underlie the Convertible Notes. The convertible note hedges are expected to reduce the potential equity dilution with respect to the Company's common stock upon conversion of the Convertible Notes.
Adjusted Earnings from Continuing Operations and Adjusted Earnings Per Share from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations, Weighted Average Shares - diluted or Earnings Per Share from Continuing Operations or any other performance measure derived in accordance with GAAP. Adjusted Earnings and Adjusted Earnings Per Share from Continuing Operations should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP.
1.Under U.S. GAAP, certain warrants are reflected as a liability and unrealized warrant gains are typically removed from diluted earnings per share (“EPS”) calculations, while unrealized warrant losses are not removed because they are dilutive to EPS. For all periods presented, additional shares assumes that Amazon net settled its remaining warrants during each period.
2.Application of accounting standard ASU No. 2020-06, "Accounting for Convertible Instruments and Contracts in an Entity's Own Equity" was adopted prospectively for EPS calculations on January 1, 2022 using the modified retrospective approach. The new GAAP requires convertible debt to be treated under the "if-convert method" for EPS. Periods prior to adoption include adjustments to reflect EPS as if the new standard had been applied historically for comparability purposes.
3.Removes the amortization of the warrant-based customer incentives which are recorded against revenue over the term of the related aircraft leases and customer contracts.
4.Removes the effects of government grants received under federal payroll support programs.
5.Removes the non-service component of post-retirement costs and credits.
6.Removes gains and losses from financial instruments, including derivative interest rate instruments and warrant revaluations.
7.Removes losses for the Company's non-consolidated affiliates.
8.Removes the charge off of debt issuance costs when the Company modified its debt structure.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
AIRCRAFT FLEET

Aircraft Types
	June 30, 2021		December 31, 2021		June 30, 2022		December 31, 2022 Projected
	Freighter	Passenger	Freighter	Passenger	Freighter	Passenger	Freighter	Passenger

B767-200	32	3	33	3	33	3	32	3
B767-300	59	9	65	9	70	8	80	8
B777-200	—	3	—	3	—	3	—	3
B757 Combi	—	4	—	4	—	4	—	4
A321-200	—	—	—	—	—	—	2	—
Total Aircraft in Service	91	19	98	19	103	18	114	18

B767-300 in or awaiting cargo conversion	15	—	12	—	14	—	11	—
A321 in cargo conversion	—	—	1	—	5	—	8	—
B767-200 staging for lease	1	—	1	—	1	—	2	—
Total Aircraft	107	19	112	19	123	18	135	18

Aircraft in Service
	June 30,		December 31,		June 30,		December 31,
	2021		2021		2022		2022 Projected

Dry leased without CMI	34		35		37		43
Dry leased with CMI	46		50		52		52
Customer provided for CMI	3		6		7		13
ACMI/Charter[1]	27		26		25		24

1.ACMI/Charter includes four Boeing 767 passenger aircraft leased from external companies.